Exhibit 99.1

Independent Study Reveals 782 Percent Return on Investment for Using GlobalSCAPE, Inc. Enhanced File TransferTM

SAN ANTONIO – March 15, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announces today that Forrester’s “The Total Economic Impact™ Of Globalscape Enhanced File Transfer” study finds that, based on a composite organization, its technology can provide a 782 percent return on investment within three years to customers who choose to implement it.

The study, commissioned by Globalscape and conducted by Forrester Consulting, examined the potential return on investment for those organizations who implement Enhanced File TransferTM (EFTTM). Forrester interviewed current Globalscape customers who have used EFT for several years and replaced homegrown solutions within their IT infrastructure with Globalscape EFT to meet regulatory and compliance mandates. The composite organization, based on customer interviews, within three years, was able to create and support 10 times the existing number of secure file transfer processes and saw a net present value of $3,251,809 all while reducing support hours by 6,885 hours.

Other overall benefits the study identified included:
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Time Efficiency: Globalscape customers revealed that their IT teams spent a large amount of time having to recreate and develop workflows that would enable the functionality the organization needed. When EFT was deployed, the organization could increase their file transfers from 40 to 400 with the same amount of internal resources.

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Cost Savings: The majority of costs for EFT were one-time fees; EFT paid for itself in the time saved to better manage the flow of data in a secure and compliant way, not to mention the reduction in overall support time needed to address issues. The composite organization previously received more than 200 file transfer-related support calls a week, and after deploying Globalscape EFT, saved some 2,080 hours—the equivalent of one full-time employee working 40 hours per week for an entire year.

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Staffing Considerations: Previous file transfer system required specialized programmers to work through errors or create new processes. With Globalscape’s technology, a larger number of current IT team members could manage issues or changes required, allowing organizations to bring on IT employees with more generalized skill sets rather than a specialized workforce to manage the file transfer system.

The Forrester Consulting Total Economic Impact Study examines the return on investment that enterprises realize by deploying Globalscape technology. Forrester’s methodology for determining the ROI is derived from a framework that identifies cost, benefit, flexibility and risk factors that affect the investment decision. This included conducting customer interviews, creating a composite organization and constructing a financial model to weigh the four factors appropriately.

Supporting Quote:
Matt Goulet, Chief Operating Officer at Globalscape
“We’ve heard feedback from customers regarding the immediate and long-term benefits that Globalscape’s technology provides, not to mention the return on investment they’ve experienced. However, having Forrester’s analysis on how our technology can help an organization and pay for itself many times over is incredibly valuable. It’s humbling to see how much of an impact we can have on one company – and only helps us recognize the value of the work we’ve been doing to create an exceptional platform in our Enhanced File Transfer solution.”

For more information or to download the complete study, please visit: https://www.globalscape.com/whitepaper/forrester-total-economic-impact-globalscape-enhanced-file-transfer

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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